Exhibit 99.1

SurModics Reports First Quarter Fiscal 2014 Results

  GAAP EPS Decreases 10% to $0.26 per share, Reflecting One-Time Events in Each Quarter
  Pro Forma EPS Increases 17% to $0.21 per share on 5% Pro Forma Revenue Rise in Q1 2014
  Investment in Drug Coated Balloon Development Continues
  Full Year 2014 EPS Outlook Range Raised to $0.85 to $0.97 per share as a Result of Strategic Investment Gain

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--January 30, 2014--SurModics, Inc. (Nasdaq:SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fiscal 2014 first quarter.

Commenting on the Company’s performance, SurModics’ President and Chief Executive Officer, Gary Maharaj said, “Our first quarter financial results reflect solid pro forma revenue and earnings per share growth even in a challenging market environment. I am particularly pleased that we delivered strong operating margin performance even as we accelerated our investment in our drug coated balloon program.”

First Quarter Revenue and Earnings Summary

GAAP Results

GAAP revenue for the fiscal 2014 first quarter totaled $13.9 million, unchanged from the fiscal 2013 first quarter, which included a one-time $0.6 million catch up royalty payment. Excluding this payment, revenue in the first quarter of fiscal 2014 increased 5% from the prior-year period.

Diluted earnings per share from continuing operations totaled $0.26 compared with $0.29 in the prior-year period. Earnings in the first quarters of fiscal 2014 and 2013 were positively impacted by a gain on one of our strategic investments. In particular, SurModics realized a $0.7 million benefit, or $0.05 per share, in the first quarter of fiscal 2014 from a clinical earnout milestone payment as a result of the 2013 sale of Vessix Vascular to Boston Scientific. In the first quarter of fiscal 2013, the Company recorded a $1.2 million gain, or $0.08 per share, from the Vessix sale.

NON-GAAP Earnings per Share

Pro forma earnings per share were $0.21 in the first quarter of fiscal 2014 compared with $0.18 in the prior-year quarter. Pro forma earnings per share excludes the above noted one-time catch up royalty payment in the first quarter of fiscal 2013, as well as the Vessix Vascular strategic investment gains recorded in the first quarters for both fiscal 2013 and 2014.

Medical Device Summary

The Medical Device business unit accounted for approximately three-quarters of the Company’s total first quarter revenue. This unit, which includes hydrophilic coatings and device drug delivery technologies, posted revenue of $10.5 million, unchanged from the year-ago period. The fiscal 2013 first quarter included the one-time $0.6 million catch up hydrophilic coating royalty payment noted above. Excluding this payment, Medical Device revenues in the fiscal 2014 first quarter increased 6% from the prior-year period. First quarter hydrophilic coating royalty revenue decreased 3% to $7.1 million from the year-ago period. After adjusting for the fiscal 2013 one-time payment, first quarter fiscal 2014 hydrophilic coating royalty revenue increased 5% compared with the year-ago period.

Medical Device generated $5.3 million of operating income during the quarter, a 9% decrease from the same quarter in fiscal 2013, primarily reflecting the planned incremental investment in drug coated balloon preclinical development.

Additional highlights include:

  For the quarter, 4 medical device customers launched new products utilizing SurModics hydrophilic coatings; and
  Coronary sector revenue strengthened in the quarter, up 3% after two consecutive quarters of declines.

In Vitro Diagnostics Summary

For the first quarter of 2014, revenue for the In Vitro Diagnostics (IVD) business unit totaled $3.3 million, up slightly from the first quarter of fiscal 2013. The IVD business unit generated $0.7 million of operating income in the first quarter of 2014 compared with $0.8 million in the prior year quarter. Additional IVD highlights include:

  13 consecutive quarters of year-over-year revenue growth
  Addition of 28 new IVD Test Manufacturers
  Strong revenue from microarray slides, a targeted growth area in Molecular Diagnostics for this business unit

Balance Sheet Strength

As of December 31, 2013, the Company had $53.1 million of cash and investments. SurModics generated cash from operating activities of $4.3 million in the first quarter of 2014 compared with $5.4 million in the same prior-year quarter. The Company repurchased 380,011 common shares of stock for $8.9 million in the first quarter of fiscal 2014 under the July 2013 $20.0 million repurchase authorization. As of December 31, 2013, $2.6 million remained outstanding under this repurchase authorization, which was then fully utilized in January 2014.

Maharaj said, “Our strong cash position and cash flow enables us to opportunistically return capital to shareholders, fund internal growth initiatives, as well as to pursue strategic corporate development activities.”

Fiscal 2014 Outlook

SurModics reaffirms its previously stated revenue outlook for fiscal 2014. The Company expects full-year revenue from continuing operations to be in the range of $58 million to $62 million. Including an increase in research and development primarily to support drug coated balloon initiatives, the Company estimates diluted GAAP earnings to be in the range of $0.85 to $0.97 per share; this represents a $0.05 per share increase as a result of the gain on the Vessix strategic investment which occurred in the first quarter. The previous guidance was for GAAP earnings in the range of $0.80 to $0.92 per share which did not include impacts from strategic gains or losses. GAAP cash flow from operating activities is expected to range between $17.6 million and $18.6 million for fiscal 2014, unchanged from earlier guidance. Capital expenditures for fiscal 2014 are expected to range from $2.2 million to $2.5 million, which is also unchanged.

Live Webcast

SurModics will host a webcast at 5 p.m. ET (4 p.m. CT) today to discuss first quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the first quarter conference call will be available by dialing 800-406-7325 and entering conference call ID passcode 4663820. The audio replay will be available beginning at 7 p.m. CT on Thursday, January 30, 2014, until 7 p.m. CT on Thursday, February 6, 2014.

About SurModics, Inc.

SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve patient diagnosis and treatment. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to achieve sustainable long-term growth and value creation, our expectations regarding the Company’s performance in the near- and long-term, including our revenue, earnings and cash flow expectations for fiscal 2014, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline (including our drug-coated balloon initiatives), and our ability to achieve our corporate goals; (2) possible adverse market conditions and possible adverse impacts on our cash flows, and (3) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	December 31,
	2013	2012
	(Unaudited)
Revenue
Royalties and license fees	$7,465	$7,516
Product sales	5,400	5,353
Research and development	1,018	982
Total revenue	13,883	13,851

Operating expenses
Product costs	2,005	1,959
Research and development	3,698	3,362
Selling, general and administrative	3,851	3,653
Total operating costs and expenses	9,554	8,974
Income from operations	4,329	4,877

Investment income	767	1,248
Income from continuing operations before income taxes	5,096	6,125

Income tax provision	(1,466)	(1,877)
Net income	$3,630	$4,248

Basic net income per share	$0.26	$0.29

Diluted net income per share	$0.26	$0.29

Weighted average shares outstanding
Basic	13,756	14,655
Diluted	14,009	14,863

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2013	2013
	(Unaudited)
Assets
Cash and short term investments	$22,997	$25,707
Accounts receivable	5,110	5,332
Inventories	2,832	3,326
Other current assets	895	1,365
Current assets of discontinued operations	46	46
Total current assets	31,880	35,779

Property and equipment, net	12,486	12,845
Long-term investments	30,149	32,397
Other assets	20,541	20,902
Total assets	$95,056	$101,923

Liabilities and Stockholders’ Equity
Current liabilities	$4,195	$5,837
Current liabilities of discontinued operations	126	139
Total current liabilities	4,321	5,976

Other liabilities	1,787	2,130
Total stockholders’ equity	88,948	93,817
Total liabilities and stockholders’ equity	$95,056	$101,923

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	December 31,
	2013	2012
	(Unaudited)
Operating Activities:
Net income	$3,630	$4,248
Depreciation and amortization	697	722
Stock-based compensation	813	392
Net other operating activities	(976)	(1,146)
Change in operating assets and liabilities:
Accounts receivable	222	653
Accounts payable and accrued liabilities	(1,642)	(1,499)
Income taxes	947	1,623
Deferred revenue	(11)	(13)
Net change in other operating assets and liabilities	570	427
Net cash provided by operating activities from continuing operations	4,250	5,407

Investing Activities:
Net purchases of property and equipment	(56)	(857)
Cash (transferred to) received from discontinued operations	(13)	75
Net other investing activities	610	1,220
Net cash provided by investing activities of continuing operations	541	438

Financing Activities:
Purchase of common stock to fund employee taxes	(1,097)	―
Repurchase of common stock	(9,424)	―
Net other financing activities	751	80
Net cash (used in) provided by financing activities of continuing operations	(9,770)	80
Net cash (used in) provided by continuing operations	(4,979)	5,925

Discontinued operations:
Net cash (used in) provided by operating activities	(13)	75
Net cash provided by (used in) financing activities	13	(75)
Net cash (used in) provided by discontinued operations	―	―

Net change in cash and cash equivalents	(4,979)	5,925
Cash and Cash Equivalents:
Beginning of period	15,495	15,540
End of period	$10,516	$21,465

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended December 31,
	2013		2012		% Change
Revenue		% of Total		% of Total
Medical Device	$10,549	76.0%	$10,531	76.0%	0.2%
In Vitro Diagnostics	3,334	24.0	3,320	24.0	0.4
Total revenue	$13,883	100.0%	$13,851	100.0%	0.2%

			Three Months Ended
			December 31,
			2013	2012
Operating Income
Medical Device			$5,328	$5,840
In Vitro Diagnostics			671	751
Total segment operating income			5,999	6,591
Corporate			(1,670)	(1,714)
Total operating income			$4,329	$4,877

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended December 31, 2013
(In thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$7,465			$7,465
Product sales	5,400			5,400
Research and development	1,018			1,018
Total revenue	13,883			13,883

Operating income	$4,329			$4,329

Net income	$3,630	$(681)	(3)	$2,949

Diluted net income per share(4)	$0.26			$0.21

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2) Adjusted Non-GAAP amounts consider a reduction in net investment income of $681 to reflect income recognized in fiscal 2014 associated with a contingent milestone payment related to the sale of Vessix Vascular shares in fiscal 2013. This gain did not generate a tax expense as there was an offsetting reversal of a capital loss valuation reserve.
(3) Reflects the after-tax impact of the investment income adjustment noted in (2) above. The investment income resulted in a reversal of a capital loss valuation allowance which resulted in a net zero tax impact.
(4) Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended December 31, 2012
(In thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$7,516	$(570)	(3)	$6,946
Product sales	5,353			5,353
Research and development	982			982
Total revenue	13,851	(570)	(3)	13,281

Operating income	$4,877	(570)	(3)	$4,307

Net income	$4,248	$(1,536)	(4)	$2,712

Diluted net income per share(5)	$0.29			$0.18

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2) Adjusted Non-GAAP amounts consider adjustments to reduce royalty revenue associated with a one-time $570 catch up payment received in the first quarter of fiscal 2013, a reduction in net investment income of $1,174 associated with the sale of shares of Vessix Vascular and adjustment to the income tax provision, excluding the net investment gains which did not generate a tax expense as there was an offsetting reversal of a capital loss valuation allowance, utilizing a 36.5% incremental effective tax rate.
(3) Reflects the pre-tax impact of the $570 one-time royalty catch up payment noted in (2) above.
(4) Adjusted to reflect the items noted in (2) above.
(5) Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Andy LaFrence, 952-500-7000
Vice President of Finance and Chief Financial Officer